UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

June 14, 2021

Date of Report (Date of earliest event reported)

Can B̅ Corp.

(Exact name of registrant as specified in its charter)

Florida	000-55753	20-3624118
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

960 South Broadway, Suite 120 Hicksville, NY	11801
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 516-595-9544

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	CANB	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

1st Avenue Lease

On June 14, 2021, Can B̅ Corp. (the “Company” or “CANB”) entered into a Commercial Lease (the “1st Lease”) with Makers Developments LLC, a Florida limited liability company (“MD”), pursuant to which the Company agreed to lease approximately 7,408 square feet of the property located at 2041 NW 1st Avenue, Miami, FL 33127 (the “1st Property”). The 1st Lease has a 12-month term and an option exercisable by CANB to renew the lease for an additional 3-year term. Base rent for the 1st Property is $16,000 per month, or $192,000 for the first year, except that if CANB pays the base rent in advance, the base rent amount for the first year will be reduced to $186,000. The base rent will increase by 5% each year during the term of the 1st Lease.

CANB paid a $17,040 security deposit pursuant to the 1st Lease and agreed to maintain various insurance policies, including but not limited to: commercial general liability insurance, including contractual liability, on an occurrence basis, in the minimum amounts of $3,000,000 per occurrence and $5,000,000 general aggregate; comprehensive automobile liability insurance at a limit of not less than $1,000,000 combined bodily injury and property damage; workers’ compensation insurance; business income and extra expense insurance; and such other insurance as may be reasonably required by MD. The Company also agreed to pay all taxes and charges for water, electricity, and any other utility used or consumed in the 1st Property and, except for in limited circumstances, the costs for any repairs, replacements, and maintenance at the 1st Property.

If any payment due to MD is not paid within 5 days of the due date, CANB will pay, in addition to the payment then due, an administrative charge equal to the greater of (i) 5% of the past due payment, or (ii) $250. Further, all past-due payments will bear interest at the lesser of: (i) 18% per annum, or (ii) the highest rate of interest permitted to be charged by applicable law. As security for CANB’s obligations under the 1st Lease, CANB granted to MD a security interest in the 1st Lease and all property of the Company now or hereafter placed in or upon the 1st Property, including but not limited to all fixtures, furniture, inventory, machinery, equipment, merchandise, furnishings, and other articles of personal property, and all insurance proceeds of or relating to the Company’s property and all accessions and additions to, substitutions for, and replacements, products, and proceeds of the Company’s property.

The Company agreed to indemnify, MD and MD’s employees, agents, and contractors from and against any and all loss, damage, claim, demand, liability, or expense (including reasonable attorneys’ fees) resulting from claims by third parties in connection with the 1st Property, regardless of whether or not the claim is caused in part by any of the indemnified parties.

Longs Peak Court Lease

On August 17, 2021, CANB entered into a Single-Tenant NNN Lease Agreement (the “LPC Lease”) with CS2 Real Estate Holdings, LLC, a Colorado limited liability company (“CS2”). Pursuant to the LPC Lease, the Company agreed to lease an approximately 14,300 square foot building and related parcel located at 14320 Longs Peak Court, Mead, CO 80504 (the “LPC Property”) for base rent equal to $13,764 for the first year of the lease. Following the first year of the LPC Lease, on September 1 of each year, the base rent will be increased by the greater of (i) 3%, or (ii) the difference between the Consumer Price Index for All Urban Consumers (as published by the Bureau of Labor Statistics) (“CPI”) for August 2021 compared to the CPI for August of the applicable year. The term of the LPC Lease commences on September 1, 2021 and expires on August 31, 2024, unless earlier terminated by the parties.

If CANB fails to pay any amount due under the LPC Lease within 5 days of it becoming due, CANB will pay a late fee equal to 6% of such overdue amount. Additionally, any amount due to CS2 not paid when due shall bear interest at the rate of 2% per month from the date due.

In connection with the LPC Lease, the Company agreed to pay a $120,000 security deposit and to pay for all utilities, maintenance, repairs, taxes and other costs and expenses related to the LPC Property. The Company also agreed to maintain various insurance policies, including but not limited to: insurance on all alterations, additions, partitions and improvements installed by and on behalf of CANB in an amount not less than 80% of the replacement cost thereof, comprehensive general and combined liability insurance providing protection of at least $2,000,000, workers’ compensation insurance, and insurance for personal property of CANB.

CANB and CS2 agreed to indemnify each other from and against any and all losses, damages, claims, suits or actions, judgments and costs (including attorney’s fees) which may arise by virtue of the ownership and/or use of the LPC Property.

Red Road Lease

On August 24, 2021, CANB entered into a Commercial Lease dated August 8, 2021 (the “RR Lease”) with Litewire, LLC, a Tennessee limited liability company doing business as Red Road Business Park (“Red Road”). Pursuant to the RR Lease, CANB agreed to lease an approximately 300,000 square foot facility situated on approximately 20 acres of industrial rated property located at 204 Red Road, McMinnville, TN 307110 (the “RR Property”) for base rent equal to $25,000 per month. Red Road granted the Company an option to purchase the RR Property for a purchase price equal to fair market and appraised value. Red Road also granted CANB a right of first refusal to purchase the RR Property in the event Red Road receives a third-party offer to purchase the RR Property during the term of the RR Lease. The RR Lease has an initial term of one year and will automatically renew for additional one-year terms unless otherwise terminated by either party.

Pursuant to the RR Lease, CANB agreed to be responsible for all maintenance and repairs of the RR Property, maintain public liability insurance in an amount not less than $1,000,000 for any one person and $2,000,000 for any one accident, and $1,000,000 for property damage, fire and extended coverage insurance, and pay all taxes and utilities for the RR Property. CANB also agreed to indemnify Red Road from and against any loss, theft, or damage to property or injury to or death of CANB or any person on or about the RR Property not caused by Red Road or its agents.

The 1st Least, LPC Lease, and RR Lease (collectively, the “Leases”) contain other representations and warranties common with these types of transactions. The foregoing descriptions of the Leases are qualified in their entirety by the terms of the full text of the Leases, attached hereto as exhibits.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are filed herewith.

Exhibit No.	Description
10.1	Commercial Lease with Makers Developments LLC
10.2	Single-Tenant NNN Lease Agreement with CS2 Real Estate Holdings, LLC
10.3	Commercial Lease with Red Road Business Park
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Forward- Looking Statements

Statements contained in this Current Report that are not statements of historical fact are intended to be and are hereby identified as “forward-looking statements” for purposes of the safe harbor provided by the Private Securities Litigation Reform Act of 1995. Generally, forward-looking statements include expressed expectations of future events and the assumptions on which the expressed expectations are based. All forward-looking statements are inherently uncertain as they are based on various expectations and assumptions concerning future events and they are subject to numerous known and unknown risks and uncertainties which could cause actual events or results to differ materially from those projected. The Company undertakes no obligation to update or revise the presentation or this Current Report to reflect future developments except as otherwise required by the Securities Exchange Act of 1934.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Can B̅ Corp.

Date: September 1, 2021	By:	/s/ Marco Alfonsi
Marco Alfonsi, CEO